BROWNING-FERRIS INDUSTRIES, INC.

                               $400,000,000

                  7.40% Debentures due September 15, 2035


                          UNDERWRITING AGREEMENT


                                                         September 12, 1995

Browning-Ferris Industries, Inc.
757 N. Eldridge
Houston, Texas  77079

Dear Sirs:

     We (the "Representatives") understand that Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $400,000,000 aggregate principal amount of its 7.40% Debentures due September 15, 2035 (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth below opposite their respective names at 98.590% of the principal amount thereof, together with accrued interest, if any, thereon from September 15, 1995, to the Delivery Date:

                                                                Principal
               Underwriter                                        Amount

     Morgan Stanley & Co. Incorporated . . . . . . . . . . .   $ 80,000,000
     CS First Boston Corporation . . . . . . . . . . . . .       80,000,000
     Goldman, Sachs & Co.. . . . . . . . . . . . . . . . .       80,000,000
     Lehman Brothers Inc.. . . . . . . . . . . . . . . . .       80,000,000
     J.P. Morgan Securities Inc. . . . . . . . . . . . . .       80,000,000

          Total. . . . . . . . . . . . . . . . . . . . . . .   $400,000,000

     The Underwritten Securities shall be issued under the Restated Indenture, dated as of September 1, 1991, as amended (the "Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (successor to First City, Texas--Houston, National Association, formerly First City National Bank of Houston) (the "Trustee") and shall have the following terms:

     Maturity:  September 15, 2035

     Interest rate:  7.40% per annum.

     Interest payment dates: March 15 and September 15 of each year, commencing March 15, 1996.

     Redemption provisions: The Underwritten Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Prospectus) plus 20 basis points, plus in each case accrued interest to the date of redemption.

     Sinking fund provisions: There is no sinking fund provision applicable to the Underwritten Securities.

     Other terms: The satisfaction, discharge and defeasance provisions specified in Section 403 of the Indenture pursuant to which the Underwritten Securities shall be issued shall be applicable to the Underwritten Securities. In no event, however, will the Company effect such a satisfaction, discharge and defeasance unless it delivers to the Trustee an opinion of counsel to the effect that the holders of the Underwritten Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter the United States federal income tax treatment of such holders' principal and interest payments on the Underwritten Securities. (Such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date hereof, since such a result would not occur under current tax law.)

     Delivery Date:  September 15, 1995.

     Underwriting discounts and commission: .875% of the principal amount.

     Public offering price: 99.465% of the principal amount of the Underwritten Securities, plus accrued interest, if any, from September 15, 1995 to the Delivery Date.

     Purchase price:     98.590% of the principal amount of the
Underwritten Securities, plus accrued interest, if any, from September 15, 1995 to the Delivery Date (payable in same-day funds).

     Arrangements, if any, with respect to Delayed Delivery
Contracts:  None

     Information in Prospectus which has been furnished by Underwriters for inclusion therein: The information on the cover page of the Prospectus relating to the price to the public and underwriting discounts and commissions and the information set forth under the caption "Underwriting".

     Other terms and conditions: All references to "Registration Statement" in this Underwriting Agreement and in the Underwriting Agreement Provisions attached hereto as Exhibit A (the "Underwriting Agreement Provisions") shall mean the Registration Statement on Form S-3 (No. 33-58891) filed with the Securities and Exchange Commission on April 27, 1995 (including all documents incorporated by reference), as amended or supplemented at the date of the Underwriting Agreement.

     Similarly, all references to "Preliminary Prospectus" in this Underwriting Agreement and in the Underwriting Agreement Provisions shall mean each prospectus (including all documents incorporated therein by reference) included in the Registration Statement, or amendments or supplements thereof, before each became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations.

     The letter of Arthur Andersen & Co. referred to in
Section 10(f) of the Underwriting Agreement Provisions shall be dated the Delivery Date, and the "subsequent specified date" referred to in Section 10(f)(iii)(B) of the Underwriting Agreement Provisions shall be September 8, 1995.

     All the provisions contained in Exhibit A to Exhibit 1(b) to the Company's Registration Statement on Form S-3 (No. 33-51879) entitled "Browning-Ferris Industries, Inc. Debt
Securities Underwriting Agreement Provisions", as modified above, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 7:00 o'clock P.M. on September 12, 1995, by signing a copy of this Underwriting
Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

     "We hereby accept your offer, set forth in the Underwriting
Agreement, dated September 12, 1995, to purchase the Underwritten
Securities on the terms set forth therein."

                              Very truly yours,


                              MORGAN STANLEY & CO. INCORPORATED
                              CS FIRST BOSTON CORPORATION
                              GOLDMAN, SACHS & CO.
                              LEHMAN BROTHERS INC.
                              J.P. MORGAN SECURITIES INC.
                                   As Representatives of the Underwriters


                              By:  MORGAN STANLEY & CO. INCORPORATED


                              By:/s/      DAVID B.D. LUMPKINS
                                 ------------------------------------
                                        David B.D. Lumpkins
                                        Managing Director

Accepted:

BROWNING-FERRIS INDUSTRIES, INC.


By: /s/     RONALD E. LONG
   ------------------------------------
        Ronald E. Long
        Assistant Treasurer



EXHIBIT A

                    BROWNING-FERRIS INDUSTRIES, INC.

                             Debt Securities



                    UNDERWRITING AGREEMENT PROVISIONS

Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell certain of its Debt Securities (the "Securities") in one or more offerings on terms determined at the time of sale. The Securities will be issued under a Restated Indenture, dated as of September 1, 1991, as amended between the Company and Texas Commerce Bank, National Association, as Trustee (successor trustee to First City, Texas-Houston, National Association, formerly First City National Bank of Houston), and an Indenture dated as of August 1, 1987 between the Company and NationsBank Texas, N.A., as Trustee (successor trustee to First RepublicBank Houston, National Association) (the "Indentures").

Each issue of Securities may vary as to aggregate principal amount, maturity date, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued thereunder from time to time. The standard provisions set forth herein may be incorporated by reference in any underwriting agreement relating to a particular issue of Underwritten Securities (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined therein, terms defined in the Underwriting Agreement are used herein as therein defined.

1.   The Company represents, warrants and agrees that:

     (a) A registration statement on Form S-3 (No. 33-51879) with respect to the Securities has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has become effective. As used in this Agreement, (i) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in that registration statement, or amendments or supplements thereof, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (ii) "Registration Statement" means that registration statement (including all documents incorporated therein by reference), as amended or supplemented at the date of the Underwriting Agreement;
          (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in Registration Statement; (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations (other than an Interim Prospectus); and (v) "Interim Prospectus" means any preliminary form of Prospectus specifically relating to the Underwritten Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

     (b) The Registration Statement contains, and the Prospectus contains and will contain at all times during the period specified in Paragraph 7(c), all statements which are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conforms with the requirements of and has been duly qualified under, the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not and will not at any time during the period specified in Paragraph 7(c), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use in connection with the preparation thereof or (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

     (c) The accountants who have certified or shall certify the financial statements of the Company included in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus (the "Form 10-K"), are independent accountants, as required by the Act and the Rules and Regulations.

     (d) The consolidated financial statements filed as part of or incorporated by reference in the Registration Statement present fairly, and the consolidated financial statements included in any Preliminary Prospectus, any Interim Prospectus or the Prospectus present and will present fairly at all times during the period specified in Paragraph 7(c), the financial position, results of operations, stockholders' equity and cash flow of the entities purported to be shown thereby, as of the respective dates of, and for the respective periods covered by, such financial statements, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply and will comply as to form in all material respects with the Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
          The term "financial statements" includes the financial statements and the accompanying notes and schedules.

     (e) The Company and each of its consolidated subsidiaries (the "Subsidiaries") have been duly incorporated, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires qualification (except where the failure to be in good standing or to qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole). The Company has all requisite power and authority necessary to enter into this Agreement, any Delayed Delivery Contracts (as defined in Paragraph 3) and the Indentures, and to carry out the provisions and conditions hereof and thereof. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding instrument of the Company.

     (f) Except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole from that on the latest dates as of which or during the latest period for which such financial condition, results of operations, business or properties is set forth in the Prospectus.

     (g) Except as referred to in the Prospectus, there is no material litigation or governmental or other proceeding pending or, to the best of the knowledge of the Company, threatened against or affecting, or involving the properties or business of, the Company or any of the Subsidiaries which singly or in the aggregate poses a material risk of adversely affecting the transactions contemplated by the Prospectus or which would pose a material risk of adversely affecting the financial condition, results of operations, business or properties of the Company or any Subsidiary to an extent material to the Company and the Subsidiaries taken as a whole or where an adverse decision would adversely affect the validity or enforceability of this Agreement.

     (h) All contracts, agreements and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

     (i) Neither the Company nor any of the Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

     (j) The execution, delivery and performance by the Company of this Agreement and any Delayed Delivery Contracts and compliance by the Company with the provisions of the Underwritten Securities and the Indentures will not conflict with, result in the creation or imposition of any lien, security interest or other encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company is a party or by which it is bound where any such default would be material to the Company and the Subsidiaries taken as a whole or result in a violation of the corporate charter or by-laws of the Company or any of the Subsidiaries or, to the best knowledge of the Company, any law applicable to the Company or the Subsidiaries the penalties for violations of which would be material singly or in the aggregate to the Company and the Subsidiaries taken as a whole; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws or "Blue Sky" laws of any jurisdiction, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement, the Delayed Delivery Contracts, if any, and the Indentures.

     (k) On the Delivery Date (as defined in Paragraph 6), (i) each Indenture (including all amendments thereof and supplements thereto) will have been validly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, (ii) the Underwritten Securities will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture pursuant to which they are issued, and (iii) the Underwritten Securities, and the Indenture pursuant to which they are issued, will conform in all material respects to the descriptions thereof contained in the Prospectus.

     (l) Since the end of its most recently completed fiscal year, the Company has filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(b), 14 or 15(d) of the Exchange Act; the documents incorporated by reference into any Preliminary Prospectus, any Interim Prospectus or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 7(c), prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder, and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 7(c), timely field as required thereby.

2. The obligation of the Underwriters to purchase, and the Company to sell, the Underwritten Securities is evidenced by an Underwriting Agreement delivered at the time the Company determines to sell the Underwritten Securities. The Underwriting Agreement specifies the firm or firms which will be Underwriters, the principal amount of the Underwritten Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the Underwritten Securities, the public offering price, if any, of the Underwritten Securities, whether or not the Underwriters are authorized to solicit institutional investors to purchase Underwritten Securities pursuant to Delayed Delivery Contracts, certain terms thereof and the Underwriters' compensation therefor and any terms of the Underwritten Securities not already specified in the Indenture pursuant to which they are issued (including, but not limited to, designations, denominations, interest rates and payment dates, maturity and redemption provisions and sinking fund requirements). The Underwriting Agreement specifies any details of the terms of the offering which should be reflected in the post-effective amendment to the Registration Statement or the supplement to the Prospectus relating to the offering of the Underwritten Securities.

     It is understood that, in making this Agreement, the Underwriters are contracting severally and not jointly, and that their several agreements to purchase Securities on the basis of the agreements and representations herein contained shall be several and not joint and shall apply only to the respective principal amounts of Securities to be purchased by them as provided therein.

3. Any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit I attached hereto, with such changes therein as the Company and the Representatives may approve (the "Delayed Delivery Contracts"). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called "Delayed Delivery Underwritten Securities" and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called "Immediate Delivery Underwritten Securities".

     Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representatives, for the account of the Underwriters, the compensation specified in the Underwriting Agreement for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

     For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in the Underwriting Agreement that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in the Underwriting Agreement bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representatives to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representatives determine, in their discretion, that such deduction shall be otherwise than in such proportion and so advise the Company.

4. The Company shall not be obligated to deliver any Underwritten Securities except upon tender of payment for all Immediate
     Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

5. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in the Underwriting Agreement to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total principal amount of Underwritten Securities. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraphs 7(j) and 11.

     Nothing contained in this Paragraph 5 shall relieve a defaulting Underwriter of any liability it may have to the Company or to the other several Underwriters for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement. As used in this Agreement, the term "Underwriter" shall include any party substituted under this
     Section 5 with the same effect as if it had originally been a party to this Agreement with respect to such Immediate Delivery Underwritten Securities.

6. Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such location as may be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the fifth business day following the date of the Underwriting Agreement (unless postponed in accordance with the provisions of Paragraph 5 hereof), or at such other time and date as shall be agreed upon. This date and time are sometimes referred to as the "Delivery Date". On the Delivery Date the Company shall deliver the Immediate Delivery Underwritten Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds. Upon delivery, the Immediate Delivery Underwritten Securities shall be in definitive fully registered form and in such denominations and registered in such names as the Representatives shall request in writing not later than 10:30 A.M., New York City time, on the third business day prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representatives in New York, New York, or such other place as may be agreed upon by the Representatives and the Company, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

7.   The Company agrees:

     (a) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date of the Underwriting Agreement or relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

     (b) To deliver promptly to the Underwriters such number of the following documents as the Representatives may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indentures and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus, and the Company authorizes the Underwriters and all dealers to whom any Underwritten Securities may be offered or sold by the several Underwriters to use such documents during the period referred to in (c) below in connection with the sale of the Underwritten Securities in accordance with the applicable provisions of the Act and the Rules and Regulations;

     (c) To file with the Commission, during such period following the date of the Underwriting Agreement as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the act or requested by the Commission;

     (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment or supplement to the Registration Statement, (ii) the Prospectus or any amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, to furnish a copy thereof to the Representatives and to counsel for the Underwriters and, with respect to any such filing prior to the Delivery Date, obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

     (e) To advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Underwritten Securities becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Underwritten Securities), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information relating to the Registration Statement (insofar as such information relates to or covers the Underwritten Securities), (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus and (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose. In case of the happening at any time during the period referred to in (c) above of any event which materially affects the Company or the Underwritten Securities and which should be set forth in a supplement to or an amendment of the Prospectus relating to the Underwritten Securities in order to make the statements therein not misleading, the Company agrees to prepare and furnish to the several Underwriters at its own expense such amendment or amendments to such Prospectus as will correct such Prospectus so that as corrected it will not contain, or such supplement or supplements to such Prospectus which when read in conjunction with such Prospectus will make the combined information not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading;

     (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

     (g) As soon as practicable, in accordance with Rule 158 under the Act, to make generally available to the holders of Securities and to deliver to the Representatives an earnings statement (which need not be audited), conforming with the requirements of Section 11(a) of the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

     (h) For a period of three years after the Delivery Date for the Underwritten Securities, to furnish to each of the Representatives copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange, Inc. pursuant to requirements of or agreements with such Exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (i) To endeavor to qualify the Underwritten Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may reasonably request, provided that the Company shall not be required to register or qualify as a foreign corporation nor, except as to matters relating to the offer and sale of the Underwritten Securities, take any action which would subject it to service of process generally in any jurisdiction, or to the imposition of any taxes based on, or measured by, all or any part of the income of the Company, in any jurisdiction where it is not at such date so subject;

     (j) To pay all costs incident to the authorization, issuance, sale and delivery of the Underwritten Securities; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, any Agreement Among Underwriters and the Delayed Delivery Contracts, if any; fees paid in connection with any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Securities, including the Underwritten Securities, under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including reasonable fees of counsel to the Underwriters in connection therewith); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided, that, except as provided in this Paragraph and in Paragraph 11, the Underwriters shall pay all their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters; and

     (k) Until the termination of the offering of the Underwritten Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

8. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date or as of the effective date of any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Interim Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action and shall, if requested by any such indemnified party, assume the defense of such indemnified party in any action based upon allegations of any such loss, claim, damage or liability, with counsel satisfactory to such indemnified party; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or (ii) with respect to the Prospectus, if used outside the period during which the Underwriters are authorized to use the same or (iii) with respect to any Preliminary Prospectus, if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (x) the loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim, or suit by any person who purchased Underwritten Securities which are the subject thereof from such Underwriter in the offering, and (y) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of Underwritten Securities in any case where such delivery is required by the Act (unless such failure is the result of non-compliance by the Company with subparagraph (b) of Paragraph 7). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as of its effective date or as of the effective date of any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Interim Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the same was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement, and reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Paragraph 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 8, notify the indemnifying party in writing of the commencement of such action in sufficient time to permit the indemnifying party to assume the defense thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will (i) if it is so required under subparagraph (a) of this Paragraph, assume the defense of such action with counsel satisfactory to such indemnified party, or (ii) if not required to assume the defense under such paragraph (a), will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but the indemnifying party shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses with respect to any period during the pendency of such action or similar or related actions of more than one separate firm of attorneys for all indemnified parties so named, designated in writing by the Representatives if the indemnifying party is the Company or by the Company if the indemnifying party is any Underwriter. Upon the assumption by the indemnifying party of the defense of such action pursuant to clause
          (i) or clause (ii) of this subparagraph (c), and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action or claim effected without its consent which consent shall not be unreasonably withheld.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) or (b) of this Paragraph 8 is for any reason held to be unavailable from an indemnifying party, then the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting commissions with respect to the Underwritten Securities bears to the public offering price, and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any Agreement Among Underwriters) be responsible for any amount in excess of the underwriting commission applicable to the Underwritten Securities purchased by such Underwriter hereunder, and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Paragraph 8, each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and
          (z) of this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subparagraph (d).

     (e) The respective indemnity and contribution agreements of the Company and the Underwriters contained in this Paragraph 8, and the representations and warranties of the Company contained in Paragraph 1, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any director or officer or any controlling person referred to in this Paragraph 8, and such agreement, representations and warranties, as well as the other covenants contained herein, shall survive the delivery of the Underwritten Securities and any successor of any Underwriter or of the Company or any legal representative of any such director or officer or of any such controlling person, as the case may be, shall be entitled to the benefits of the respective indemnity and contribution agreements.

9. The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, during the period beginning on the date of the Underwriting Agreement to and including the Delivery Date, there shall have occurred (a) any change, or any development involving a prospective change, in or affecting primarily the financial condition, results of operations, business or property of the Company and its Subsidiaries taken as a whole which has a material adverse effect on the investment quality of the Underwritten Securities; (b) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (c) a general moratorium on commercial banking activities declared by Federal, New York State or Texas State authorities; (d) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (e) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States that, in the judgment of the Representatives, makes it impracticable or inadvisable to commence or continue the offering of the Underwritten Securities or to enforce contracts for the resale of the Underwritten Securities by the Underwriters.

10. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy in all material respects, on the date of the Underwriting Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder required to be performed at or prior to the Delivery Date, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

     (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission, and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and after the date of the Underwriting Agreement the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus (or any document incorporated by reference therein) without the consent of the Representatives, which consent shall not be unreasonably withheld.

     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement contained at the date of the Underwriting Agreement, or that the Prospectus contained at such date or contains, an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omitted or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indentures and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters, the Underwriters shall have received the favorable opinion of counsel for the Underwriters, dated as of the Delivery Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

     (d) The Company shall have furnished to the Representatives, on the Delivery Date, a certificate, dated as of the Delivery Date, of its Chairman of the Board or the President or a Vice President and of the chief financial officer of the Company, stating that, to the best of their knowledge after due investigation:

          (i) There is no litigation or governmental proceeding pending or threatened of a character which would materially adversely affect the subject matter of this Agreement or be required to be disclosed in the Registration Statement which is not so disclosed;

          (ii) On the Delivery Date, the representations and warranties contained in Paragraph 1 are true and correct in all material respects, the Company has complied, in all material respects, with all its agreements herein contained, and the conditions to be performed by the Company referred to in this Paragraph have been fulfilled; and

          (iii) There have been no material adverse changes in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole, from that shown in the Registration Statement and the Prospectus, other than changes disclosed by or contemplated in the Registration Statement or the Prospectus.

     (e) The Company shall have furnished to the Representatives, on the Delivery Date, the opinion of counsel for the Company, addressed to the Representatives and in form and substance satisfactory to the Representatives and counsel for the Underwriters, with respect to the issuance and sale of the Underwritten Securities and such other related matters as the Representatives may reasonably require. In rendering such opinions, such counsel may rely as to matters governed by the laws of other jurisdictions (other than the United States, New York and Texas) on the opinions of local counsel satisfactory to such counsel.

     (f) You shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) of Arthur Andersen & Co. confirming that they are independent public accountants within the meaning of the Act and the applicable published 1933 Act Regulations thereunder and stating in effect that:

          (i) in their opinion the financial statements examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

          (ii) they have made a review of the unaudited financial statements included or incorporated by reference in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants;

          (iii) on the basis of the review referred to in clause
                (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                (A) the unaudited financial statements
                    included or incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement;

                (B) at the date of the latest available
                    balance sheet read by such accountants,
                    or at a subsequent specified date not
                    more than five days prior to the date of this Agreement, there was any change in the common stock or additional paid-in capital account or in short-term indebtedness or long-term debt of the Company and its subsidiaries consolidated or any decrease in consolidated common stockholders' equity, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Prospectus; or

                (C) for the period from the closing date of
                    the latest consolidated income statement included or incorporated by reference in the Prospectus to the closing date of the latest available consolidated income statement read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, or in the total or per share amounts of consolidated net income;

                         except in all cases set forth in clauses
                         (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (iv)     they have compared specified dollar
                         amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                         All financial statements and schedules
                         included in material incorporated by
                         reference into the Prospectus shall be
                         deemed included in the Registration
                         Statement for purposes of this
                         subsection.

     (g) Subsequent to the date of the Underwriting Agreement, there shall not have been any change or other development in the financial condition or business of the Company which, in the reasonable judgment of the Representatives, has had or may have materially adverse consequences for the Company or which makes it impractical or inadvisable, in the reasonable judgment of the Representatives, to proceed with the public offering or the delivery of the Underwritten Securities.

11. If the Company shall fail to tender the Immediate Delivery Underwritten Securities for delivery to the Underwriters, or if the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Immediate Delivery Underwritten Securities and the solicitation of any purchases of the Delayed Delivery Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Paragraph 5 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse the several Underwriters on account of those expenses.

12. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by the Representatives. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representatives specified in the Underwriting Agreement, and any notice by the Underwriters to the Company shall be sufficient if give in writing or by telegraph addressed to the Company at 757 N. Eldridge, Houston, Texas 77079, Attention:
     Secretary.

13. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 8 shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of the Act, and, in each case, their respective legal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to above in this Paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors" or the term "successors and assigns" as used in this Agreement shall not include any Purchaser, as such Purchaser, from any of the Underwriters of any of the Underwritten Securities.

14. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. This Agreement shall be governed by and construed in accordance with this laws of New York applicable to contracts made and to be performed within the State of New York. The Underwriting Agreement may be executed in one or more counterparts and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                                                                  EXHIBIT I

                     BROWNING-FERRIS INDUSTRIES, INC.

                           [Title of Securities]

                         Delayed Delivery Contract
                                                         ____________, 199_


Browning-Ferris Industries, Inc.
757 N. Eldridge
Houston, Texas 77079

Dear Sirs:

The undersigned hereby agrees to purchase from Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), and the Company hereby agrees to sell to the undersigned $_____________ principal amount of the Company's above-captioned securities (the "Securities"), offered by the Company's prospectus dated ____________, 199_, as supplemented by the prospectus supplement dated ____________, 199_ (collectively, the "Prospectus"), receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest from
____________, 199_ to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.

Payment for and delivery of the Securities to be purchased by the undersigned shall be made on ____________, 199_ herein called the "Delivery Date".

At 10:00 A.M., New York City time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefor, at the office of _____________. Payment will be certified or official bank check payable in New York Clearing House funds to or upon the order of the Company. The Securities will be delivered in definitive fully registered form in such authorized denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date, or if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

This Contract will terminate and be of no further force and effect after ____________, 199_, unless (i) on or before such date it shall have been executed and delivered by both parties hereto and
(ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus), and the Company shall have mailed or delivered to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinions of counsel for the Company delivered to such Underwriters pursuant to Paragraph 10(e) of the Underwriting Agreement Basic Provisions.

The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

This Contract shall be governed by the laws of the State of New
York.


                                   Very truly yours,


                                   ________________________________
                                         (Name of Purchaser)


                                   By:  ___________________________

                                   Title:  ________________________

                                   ________________________________
                                   ________________________________
                                               Address


Accepted as of ____________, 199_

BROWNING-FERRIS INDUSTRIES, INC.


By:  ___________________________

Title:  ________________________



              PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please Print.)

                                            Telephone No.
                                             (including
             Name                             Area Code)